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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              December 4, 2006


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


1000 N. Leonor K. Sullivan Blvd., St. Louis, Missouri            63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.03 Bankruptcy or Receivership

(b) On December 4, 2006, President Casinos, Inc. ("President") announced that the United States Bankruptcy Court for the Eastern District of Missouri had entered an order confirming the Chapter 11 plan of reorganization submitted by President Riverboat Casino-Missouri, Inc. ("PRC-MO"), a wholly owned subsidiary of President that conducts President''s St. Louis, Missouri gaming operations. The plan of reorganization approved by the Bankruptcy Court (the "Plan") provides that the stock of PRC-MO will be sold to Pinnacle Entertainment, Inc. for approximately $31 million pursuant to the terms of a purchase agreement previously entered into between President and Pinnacle. Upon closing of the transaction, the Plan calls for the creation of a distribution trust to distribute to creditors the proceeds of the sale and certain other assets of PRC-MO. All priority and administrative claims and claims of unsecured trade creditors will be paid in full pursuant to the Plan. The Plan also provides that holders of President's outstanding bonds will be paid the amount of their claims less a $10 million discount (or approximately $50.6 million). An aggregate of $5 million of the $10 million discount will be permanently waived, and the remaining $5 million will be deferred and be payable from one-half of any future amounts in excess of $5 million recovered by President pursuant to certain specified pending litigation and tax refund claims. In addition, under the Plan the first $5 million from such litigation and tax refund claims and one-half of any recoveries in excess of $5 million will be used first to pay the outstanding bankruptcy claim of John Edward Connelly & Associates and its assignees (in the amount of approximately $3.3 million) with the balance to be distributed to President. The plan of reorganization does not become effective until the closing of the sale of the stock of PRC-MO to Pinnacle Entertainment. The Missouri Gaming Commission has approved the sale of PRC-MO stock to Pinnacle. The closing of the sale transaction remains subject to various closing conditions and approvals.

This description of the Plan is qualified in its entirety by reference to the complete text of the Plan that is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

  On December 4, 2006, the Registrant issued a press release announcing that the United States Bankruptcy Court for the Eastern District of Missouri had entered into an order confirming the Chapter 11 plan of reorganization submitted by President Riverboat Casino-Missouri, Inc., a wholly owned subsidiary of the Registrant. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statement of business acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Exhibits.  See Exhibit Index.

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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 8, 2006

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------------
                                 Ralph J. Vaclavik, Senior Vice President
                                 and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

  2.1 Fourth Amended Chapter 11 Plan of Reorganization dated October 17, 2006 for Debtor President Riverboat Casino- Missouri, Inc.

   99      Press Release dated December 4, 2006.